                                                                     EXHIBIT 4.3

                           [FORM OF FACE OF SECURITY]
                              EMERSON ELECTRIC, CO.

                                MEDIUM TERM NOTE
                            [GLOBAL] FIXED RATE NOTE

[REGISTERED                                                      REGISTERED
NO. FXR ]                                                        [PRINCIPAL
                                                                 AMOUNT]
                                                                 CUSIP:

Unless and until this Note is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


------------------------      ------------------------     ----------------------      ----------------------------
ORIGINAL                        INITIAL REDEMPTION           INTEREST RATE:              ORIGINAL MATURITY DATE:
ISSUE DATE:                     PERCENTAGE:
------------------------      ------------------------     ----------------------      ----------------------------
INTEREST ACCRUAL DATE:          ANNUAL REDEMPTION                                        FINAL MATURITY DATE:
                                PERCENTAGE REDUCTION:
------------------------      ------------------------     ----------------------      ----------------------------
TOTAL AMOUNT OF OID:                                                                     OPTIONAL REPAYMENT
                                                                                         DATES:
------------------------      ------------------------     ----------------------      ----------------------------
ORIGINAL YIELD                                               SPECIFIED CURRENCY:         APPLICABILITY OF ANNUAL
TO MATURITY:                                                                             INTEREST  PAYMENTS:
------------------------      ------------------------     ----------------------      ----------------------------
INITIAL ACCRUAL REDEMPTION
DATE:
------------------------      ------------------------     ----------------------      ----------------------------
INITIAL REDEMPTION DATE:                                     EXCHANGE RATE AGENT:        RECORD DATES
                                                                                         (IF OTHER THAN MAY 1 AND
                                                                                         NOVEMBER 1):
------------------------      ------------------------     ----------------------      ----------------------------
OTHER TERMS:                                                                             REDEMPTION NOTICE PERIOD:
------------------------      ------------------------     ----------------------      ----------------------------


         Emerson Electric, Co., a Missouri corporation (together with its successors and assigns, the "ISSUER"), for value received, hereby promises to pay to [Cede & Co.] or registered
assignees, the principal sum of                   , on the Original Maturity
Date specified above (except to the extent redeemed or repaid prior to the Original Maturity Date) or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) (Original Maturity Date and Extended Maturity Date both a "MATURITY DATE") and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate herein is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually (unless otherwise specified on the face hereof) in arrears on the fifteenth day of May and November in each year (unless otherwise specified on the face hereof) (each such date an "INTEREST PAYMENT DATE") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date is less than fifteen calendar days before an Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the holder of record of this Note on the Record Date with respect to such second Interest Payment Date; provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the fifteenth day of November in each year; provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) unless otherwise provided on the face hereof (each such date a "RECORD DATE"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

         "BUSINESS DAY" means any day, other than a Saturday or Sunday that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, New York, or St. Louis, Missouri, and, with respect to Notes denominated in a Specified Currency other than U.S. dollars, is (a) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (or, in the case of the lawful currency of the member states of the

European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union (the "EURO"), the day is also not a TARGET Settlement Day (defined below)) and
(b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and (c) with respect to LIBOR Notes, a London Banking Day. Unless otherwise specified on the face hereof, "LONDON BANKING DAY" means any day (i) if the Index Currency is other than the euro, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the euro, any day on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open ("TARGET SETTLEMENT DAY").

         Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and/or is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Notwithstanding the foregoing, (a) the Depositary, as holder of Book-Entry Notes, will be entitled to receive payment of interest by wire transfer of immediately available funds and (b) a holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of certificated Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

         If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if the holder is eligible to receive payments by wire transfer and if appropriate wire transfer instructions have been received by the Paying Agent in writing [not less than 15 calendar days prior to the applicable payment date] (1/) [, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be] (2/) provided that, if payment of interest, principal or any premium with regard to this Note is payable in euros, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received or if such holder is not eligible to receive payment by wire transfer, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such


-----------------------
(1/) Applies for a Registered Note that is not in global form.
-
(2/) Applies only for Registered Global Security.

address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

         If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date, for payments of interest, and at least ten Business Days prior to the Maturity Date or any redemption or repayment date, for payment of principal or premium, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

         If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

         Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (defined on the reverse hereof) on the second Business Day immediately preceding the payment date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "EXCHANGE DEALERS") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

         The "EXCHANGE RATE AGENT" shall be The Bank of New York, unless otherwise indicated on the face hereof.

         All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                             EMERSON ELECTRIC CO.

[SEAL]
                                             By:________________________________


                                             By:________________________________



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

Dated:                                       THE BANK OF NEW YORK,
                                             AS TRUSTEE


                                             By:_______________________________
                                             Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

         This Note is one of a duly authorized issue of Medium-Term Notes of the Issuer having maturities of nine months or more from the date of issue (the "Notes") [of the series hereinafter specified]. The Notes are issued under and pursuant to an indenture dated as of December 10, 1998 (the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture. This Note is [one of a series] designated as the % [Notes] due [maturity date] of the Issuer, limited in aggregate principal amount to $ . The Issuer has appointed The Bank of New York at its corporate trust office in The City of New York as the paying agent (the "PAYING AGENT," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.

         Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "ANNUAL REDEMPTION PERCENTAGE REDUCTION," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Except as otherwise provided herein, notice of redemption shall be mailed, by first class mail, postage prepaid, to each holder of the Notes designated for redemption at their addresses as the same shall appear upon the books maintained by the Paying Agent not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof, but in any event, the principal amount of the Note remaining outstanding after redemption must be an Authorized Denomination (as defined herein).

         If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum Authorized Denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid (unless this Note was issued with original issue discount, in which case the amount payable will otherwise be provided for), together with interest accrued and unpaid hereon to the date of repayment. Except as otherwise provided herein, for this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 30 but not more than 60 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such third Business Day. Except as otherwise provided herein, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, the principal amount remaining after repayment must be an Authorized Denomination and a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         If so indicated on the face of this Note, this note is a Renewable Note that will bear interest at the interest rate specified in this Note. This Renewable Note will mature on the "Initial Maturity Date" specified on the face hereof which will also be an Interest Payment Date, unless the Issuer extends the maturity of all or any portion of the principal amount in accordance with the procedures described below, which will apply unless we specify otherwise herein.

         On specified "Election Dates," which will be the May 15 and November 15 Interest Payment Dates in each year, unless otherwise specified herein, the Issuer will extend the maturity of the Renewable Notes to the Interest Payment Date occurring twelve months after such Election Date. However, the Issuer will not so extend the maturity date if the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion of the Notes in the amount of an Authorized Denomination. To terminate the automatic extension, a holder must deliver a notice to such effect to the Paying Agent not less than nor more than a number of days prior to such Election Date, as specified herein. A holder may exercise this option with respect to less than the entire principal amount of the Renewable Notes; provided that the remaining principal amount is at least in the amount of an Authorized Denomination.

         Notwithstanding the foregoing, the Issuer may not extend the maturity of the Renewable Notes beyond the "Final Maturity Date," as specified herein. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and does not revoke this election, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified herein) after the

Election Date prior to which the holder made such election. To revoke an election to terminate the automatic extension of maturity as to any portion of the Renewable Notes having a principal amount in an Authorized Denomination a holder must deliver a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. A holder may make such a revocation for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least in the amount of an Authorized Denomination. Notwithstanding the foregoing, a holder may not make a revocation during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

         An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

         The Issuer may redeem the Renewable Notes in whole or in part at its option on the Interest Payment Dates in each year specified herein, commencing with the Interest Payment Date specified herein, at a redemption price as stated herein, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary herein, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

         If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "EXTENSION PERIOD") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

         The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "EXTENDED MATURITY DATE"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "MATURITY DATE"), the Paying Agent will mail to the holder hereof a notice (the "EXTENSION NOTICE") relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

         Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate, if any, for the Extension Period by causing the Paying Agent to send notice of such higher interest rate, if any, to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate (or, in the case of a Floating Rate Note, such higher Spread and/or Spread Multiplier) if any, for the Extension Period, whether or not tendered for repayment.

         If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

         If the face of this Note so indicates, then the Issuer will have a conditional right to shorten maturity as described in this paragraph. Upon the occurrence of a Tax Event (defined below), the Issuer shall have the right to shorten the maturity of the Notes without the consent of the Holders of the Notes. The Issuer may shorten the maturity to the minimum extent required, in the opinion of nationally recognized tax counsel, to allow the Issuer to deduct interest paid by the Issuer on the Notes for United States federal income tax purposes. If the Issuer cannot obtain an opinion as to such a minimum period, the minimum extent so required to maintain its interest deduction (to the extent interest is deductible under current law) will be determined in good faith by the Finance Committee of the Issuer's Board of Directors, after receipt of an opinion of such counsel regarding the applicable legal standards. If the Issuer exercises this right to shorten the maturity of the Notes, the amount payable on the new maturity date will be equal to 100% of the principal amount of the Notes plus interest accrued on the Notes to the new maturity date. If the Issuer elects to exercise its right to shorten the maturity of the Notes upon the occurrence of a Tax Event, the Issuer shall mail a notice to each Holder of Notes by first-class mail not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the Notes. This notice shall be effective immediately upon mailing.

         "TAX EVENT" means that the Issuer shall have received an opinion of nationally recognized tax counsel to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action described above or a law or regulation of the United States that differs from the then generally accepted position or interpretation, that occurs on or after the date of issuance of the Notes there is more than an insubstantial increase in the risk that any portion of the interest paid by the Issuer on the Notes is not, or will not be within 90 days of the opinion, fully deductible by the Issuer for United States federal income tax purposes.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise specified on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360 day year of twelve 30 day months.

         This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, (i) if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any amount in excess thereof which is an integral multiple of U.S. $1,000, and (ii) if this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") on the Business Day immediately preceding the date of issuance (the "AUTHORIZED DENOMINATIONS").

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Note (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Notes provide therefor, any right of repayment or redemption at the option of the Holder, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Note affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Notes of any series, prior to any declaration accelerating the maturity of such Notes, the Holders of a majority in aggregate principal amount Outstanding of the Notes of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Notes) may on behalf of the Holders of all the Notes of such series (or all or certain series of the Notes, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes may be represented by one or more Global Securities (each, a "GLOBAL NOTE") deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global Note, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Beneficial interest in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Global Note will not be entitled to have Notes represented by such Global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

         No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Notes are exchangeable for certificated Notes only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global Notes shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes represented by such Global Notes. In such event, the Issuer will issue Notes in certificated form in exchange for such Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture but which are not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

         THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations;

               TEN COM    -   as tenants in common
               TEN ENT    -   as tenants by the entireties
               JT TEN     -   as joint tenants with right of survivorship and not as tenants in common

               UNIF GIFT MIN ACT -                 Custodian
                                     -----------            ---------------
                                       (Cust)                   (Minor)

Under Uniform Gifts to Minors Act
                                  -----------------------------------------
                                                    State


         Additional abbreviations may also be used though not in the above list.


                              --------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------


(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:
      ------------------------------
      ------------------------------


                                    NOTICE: The signature to this assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad 15.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        (Please print or typewrite name,
                address and telephone number of the undersigned,
                       and name of contact person, if any)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
    ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portions of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being
 repaid):              .

Dated:
      ------------------------------
      ------------------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad 15.